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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
BALLANTYNE OF OMAHA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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NOTICE AND PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS

to be held at

Doubletree Guest Suites Hotel
Executive Suite
7270 Cedar Street
Omaha, Nebraska 68124

on

Wednesday, May 22, 2002 at 4:00 p.m. (Central time)

BALLANTYNE OF OMAHA, INC.
4350 MCKINLEY STREET
OMAHA, NEBRASKA 68112

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held May 22, 2002

         The Annual Meeting of Shareholders of Ballantyne of Omaha, Inc. will be held at Doubletree Guest Suites Hotel, Executive Suite, 7270 Cedar Street, Omaha, Nebraska 68124, on May 22, 2002 at 4:00 p.m. for the following purposes:

  1.
  To act on the amendment to the 1995 Stock Option Plan.

  2.
  To transact such other business as may properly be brought before the meeting or any adjournment thereof.

        Only those shareholders of record at the close of business on March 22, 2002, (the "Record Date") shall be entitled to notice of the meeting and to vote at the meeting.

        In order to assure a quorum, all shareholders are urged to attend the meeting or to vote by proxy. In the event you are present at the meeting, you may withdraw your proxy if you wish to do so, and vote in person.

        If you desire assistance in scheduling overnight accommodations in Omaha, contact Patricia Coleman at Ballantyne at (402) 453-4444, ext. 303. Early reservations are encouraged.

        I look forward to seeing you at the Annual Meeting.

        Dated this 22nd day of April, 2002.

By Order of the Board of Directors

John P. Wilmers President and Chief Executive Officer

PROXY STATEMENT
GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ballantyne of Omaha, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on May 22, 2002. Shareholders of record at the close of business on March 22, 2002 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. This Proxy Statement was first mailed to shareholders on approximately April 22, 2002.

VOTING SHARES AND PRINCIPAL HOLDERS

        Based upon the records of the Company, BalCo Holdings, LLC and certain other affiliates of McCarthy Group, Inc., 1125 South 103rd Street, Suite 450, Omaha, Nebraska 68124, report ownership of 3,917,026 shares or 31.2% of the Company's outstanding common stock.

APPOINTMENT AND REVOCATION OF PROXIES

        As of the close of business on March 22, 2002, the Company had 12,568,302 shares of outstanding Common Stock, all of which are entitled to vote at the Annual Meeting.

        Each share is entitled to one vote on each matter presented.

        Proxies which are properly signed and returned will be voted at the meeting. Shareholders may specify their preference by marking the appropriate boxes on the proxy and the proxy will then be voted in accordance with such specifications. In the absence of such specifications, the proxy will be voted for the Amendment to the 1995 Employee Stock Option Plan and in accordance with the instructions of the Board of Directors as to any other matters. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal. Shareholders who attend the meeting may vote in person even though they have voted by proxy. A proxy is revocable at any time before it is voted and a proxy is automatically revoked upon the giving of a subsequent proxy or by voting in person at the meeting. The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokers and others for forwarding solicitation materials to beneficial owners of stock. In addition to the use of mail, proxies may be solicited by personal interview, telephone or facsimile.

DIRECTOR INFORMATION

        The Bylaws of the Company provide that the Directors shall be divided into three classes. The members of each class serve staggered three-year terms. Mr. Marshall S. Geller and Mr. Lee J. Seidler are the Class I Directors; Mr. Ronald H. Echtenkamp and Mr. William F. Welsh II are the Class II Directors; and Mr. John P. Wilmers is the Class III Director. The terms of the Class I, Class II and Class III Directors expire at the Annual Meeting of Shareholders to be held in 2002, 2003, and 2004, respectively.

        On April 10, 2002, Mr. Lee J. Seidler and Mr. Marshall S. Geller, whose terms expire at this year's Annual Meeting of Shareholders, declined to stand for re-election to the Board of Directors. Messrs. Seidler and Geller indicated that their decision did not result because of a disagreement with the Company on any matter relating to the Company's operations, policies or practices.

        In light of the decision of Messrs. Seidler and Geller not to stand for re-election and in the absence of any other candidates for nomination being under consideration at the time, the Board of Directors determined to set the number of Directors for 2002 at three (3). This is in accordance with the Bylaws of the Company.

        The chart below sets forth a list of the names, ages and past five-year business history of each Director currently serving on the Board including Messrs. Seidler and Geller, and any public company directorships held by such persons, the year in which each became a Director of the Company and the number and the percentage of outstanding shares of Common Stock of the Company beneficially owned by each as of March 22, 2002.

[THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

Name	Age	Employment History	Director Since	No. of Shares		%(1)
Class I: Term Expires in 2002
Marshall S. Geller	62	Chairman and CEO of Geller and Friend Capital Partners, Inc., a merchant banking firm, since 1995; Managing Partner Golenberg & Geller, Inc. from 1991-1993; currently serving as Director of Hexcel Corp.; Concepts Direct, Inc., G.P. Strategies Corp. and ValueVision International, Inc.	1996	83,493	(2)	*
Lee J. Seidler	67	Private Investor and Managing Director Emeritus of Bear, Stearns & Co. Inc. since 1989. General Partner and Senior Managing Director of Bear Stearns, 1981 to 1989.	2000	172,743	(3)(8)	1.37%
Class II: Term Expires in 2003
Ronald H. Echtenkamp	68	Retired President and CEO, Prior Vice Chairman of the Board, March 1997 to December 1998; prior President of Company 1981-1997, and CEO of Company 1991-1997; joined the Company in 1969 and served in various capacities.	1993	173,443	(4)(8)	1.38%
William F. Welsh II	60	Chairman of Election Systems & Software since 1994.	2000	138,625	(5)(8)	1.10%
Class III: Term Expires in 2004
John P. Wilmers	57	President and CEO of the Company since March 1997; previously Executive Vice President of the Company since 1992; joined the Company in 1981 and served in various capacities thereafter.	1995	254,561	(9)	2.03%

* Less than 1% of Common Stock outstanding.(1)

All Executive Officers beneficially own 504,594 shares, including presently exercisable stock options, or 4.0% of the outstanding Common Stock.(1)(6)

All Directors and Executive Officers as a group (7 persons) beneficially own 1,072,898 shares, including presently exercisable stock options, or 8.5% of the outstanding Common Stock.(1)(7)

(1)
Based upon 12,568,302 shares of Common Stock outstanding as of March 22, 2002. Each named person is deemed to be the beneficial owner of shares of Common Stock that may be acquired within 60 days of March 22, 2002 upon the exercise of stock options. Accordingly, the number of shares and percentage set forth next to the name of such person, all Executive Officers as a group and all Directors and Executive Officers as a group includes the shares of Common Stock issuable pursuant to presently exercisable stock options. However, the shares of Common Stock so issuable upon exercise by any such person are not included in calculating the percentage of Common Stock beneficially owned by any other stockholder.

(2)
Includes 83,493 shares purchasable pursuant to presently exercisable stock options.

(3)
Includes 55,000 shares of Common Stock owned directly by Mr. Seidler and 117,743 shares purchasable pursuant to presently exercisable stock options.

(4)
Includes 80,509 shares of Common Stock owned directly by Mr. Echtenkamp and 92,934 shares purchasable pursuant to presently exercisable stock options.

(5)
Includes 15,000 shares of Common Stock owned directly by Mr. Welsh and 123,625 shares purchasable pursuant to presently exercisable stock options.

(6)
Includes 119,769 shares of Common Stock owned directly or indirectly by all Executive Officers and 384,825 shares purchasable pursuant to presently exercisable stock options.

(7)
Includes 270,278 shares of Common Stock owned directly or indirectly by all Directors and Executive Officers as a group and 802,620 shares purchasable pursuant to presently exercisable stock options.

(8)
Member of Audit and Compensation Committees.

(9)
Includes 57,686, shares of Common Stock owned directly by Mr. Wilmers and 196,875 shares purchasable pursuant to presently exercisable stock options.

Compensation of Directors

        The Company does not pay directors who are also officers or employees of the Company additional compensation for their service as directors.

        In 2001, compensation for non-employee directors included the following:

  •
  Annual retainer of $20,000

  •
  $1,000 for each Board meeting attended

  •
  $500 for each Board meeting held by telephone conference

  •
  Expenses of attending Board meetings

  •
  Subject to a one time election to decline participation, stock option grant of 23,625 options

  •
  vesting at a rate of 7,875 shares on the first business day after election

  •
  vesting an additional 7,875 shares on the first business day after each annual shareholders meeting, assuming they continue to serve on the board

  •
  exercise price of all 23,625 options is fair market value on date of initial grant

  •
  options have a term of five years

  •
  non-employee directors are automatically granted additional options every three years as long as they continue to serve on the Board

        During 2001, the Company granted a 58,842 share stock option to each of Mr. Lee J. Seidler and Marshall S. Geller and a 29,412 share option to Mr. Ronald H. Echtenkamp in either full or partial payment for cash directors' fees. The options vest on a quarterly basis from September 30, 2001 to June 20, 2002 and can be exercised at a price of $0.68 per share. The Company also granted a 100,000 share option to William F. Welsh, II, for his services as Chairman of the Board. This option is 100% vested on the date of grant and can be exercised at a price of $0.49 per share. In accordance with applicable accounting regulations, the Company was not obligated to record any expense for these options during 2001.

        The Board of Directors held eleven (11) meetings in 2001, five (5) in person and six (6) by telephonic communication. No Director was present for less than 75% of all meetings of the Board of Directors and all meetings of committees upon which such Directors served.

PROPOSAL 1
AMENDMENT TO 1995 STOCK OPTION PLAN

        On April 10, 2002, the Board of Directors of the Company adopted an amendment ("Amendment") to the Company's 1995 Stock Option Plan (the "Option Plan") to increase the shares authorized for issuance pursuant to the Option Plan by 1,000,000 shares. There are presently 2,079,000 shares issuable under the Option Plan. As of March 22, 2002, the Company has granted options (net of forfeitures) for 1,289,788 shares, leaving only 789,212 shares available for future grant. If this amendment is approved by the holders of the majority of the Common Stock of the Company, the maximum aggregate number of shares issuable under the Option Plan will be 3,079,000 shares (including the 1,289,788 for which options have been previously granted), and the number of shares available for future grant will be 1,789,212 shares. This Proposal 1 was presented for approval at the 2001 Annual Meeting of Shareholders and did not receive the requisite affirmative vote for approval. The proposal required the affirmative vote of an additional 440,610 shares to constitute a majority of the outstanding shares. The Board of Directors determined to resubmit Proposal 1 for approval at the 2002 Annual Meeting of Shareholders.

        The Company desires to increase the authorized shares by 1,000,000 shares so that it can continue to offer stock options to its employees as an incentive to remain employed with the Company.

        If this proposed Amendment is adopted, the second paragraph of Section 6 of the Option Plan will read as follows:

    "The maximum aggregate number of Shares that may be issued under the Plan is Three Million Seventy-Nine Thousand (3,079,000) Shares; provided, however, that no more than Two Hundred Thousand (200,000) shares shall be awarded to any Participant in any calendar year. The limitation on the number of Shares which may be subject to Options under the Plan shall be subject to adjustment as provided in Section 10(b)."

        No other provisions of the Option Plan will be changed or altered by this Amendment. Options may continue to be granted under the Option Plan through September, 2005. Options granted under the Option Plan may either be incentive stock options or non-qualified stock options.

        This Amendment will not become effective unless approved by the holders of a majority of the outstanding Common Stock of the Company.

        The Board of Directors recommends a Vote "FOR" approval of Proposal No. 1 to amend the Option Plan.

LIST OF CURRENT EXECUTIVE OFFICERS OF THE COMPANY

        The following is a list of the names and ages of the current executive officers of the Company, their business history for at least the last five years and their term of office with the Company.

Name	Age	Position and Principal Occupation	Officer Since
John P. Wilmers	57	Director of Company; President and CEO of Company since March 1997; previously Executive Vice President of Company since 1992; joined Company in 1981 and has served in various capacities thereafter.	1988
Brad J. French	49	COO of the Company since 2000; CFO since 1996; Secretary and Treasurer since 1992; joined Company as Controller in 1990.	1992
Ray F. Boegner	52	Senior Vice President; previously Senior Vice President of Sales; Vice President of Sales prior to November 1996; joined Company in 1985.	1997

EXECUTIVE COMPENSATION

        The following table sets forth a summary of the compensation paid to the Chief Executive Officer and two other executive officers of the Company whose total compensation exceeded $100,000 for the fiscal years ended December 31, 2001, 2000, and 1999.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
					Awards		payouts
Name and principal position (a)	Year (b)	Salary ($)(1) (c)	Bonus ($) (d)	Other annual compensation ($) (e)	Restricted stock award(s) ($) (f)	Securities underlying Options/SARs (#)(2) (g)	LTIP payouts ($) (h)	All Other compensation ($) (i)
John P. Wilmers, President and Chief Executive Officer	2001 2000 1999	208,513 216,075 203,173	-0- -0- 348,000			196,875 196,875 246,875
Brad J. French, Chief Operating Officer, Secretary and Treasurer, Chief Financial Officer	2001 2000 1999	131,638 136,356 127,713	-0- -0- 104,000			87,675 87,675 112,675
Ray F. Boegner, Senior Vice President	2001 2000 1999	141,657 147,023 138,906	-0- -0- 135,000			100,275 100,275 125,275

(1)
Messrs. Wilmers, French and Boegner were subject to a voluntary 7% base compensation reduction until July 31, 2001. Salary includes $3,294 (2001), $3,969 (2000) and $3,173 (1999) for Mr. Wilmers; $2,799 (2001), $3,173 (2000) and $2,713 (1999) for Mr. French; $3,422 (2001), $3,975 (2000) and $3,906 (1999) for Mr. Boegner paid by the Company pursuant to the Retirement and Savings Plan described herein.

(2)
Adjusted for all stock splits and dividends effected by the Company.

        The following table sets forth information with respect to exercised and unexercised options and SARs, if any, during fiscal year 2001.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

			Number of securities underlying unexercised options/SARs at fiscal 2001 year end (#)
				Value of unexercised in-the-money options/SARs at fiscal 2001 year end ($)
	Shares acquired on exercise (#) (b)
Name (a)		Value Realized ($) (c)	Exercisable ("Ex") Unexercisable ("Un") (d)(1)(2)	Exercisable ("Ex") Unexercisable ("Un") (e)(2)
John P. Wilmers	0	0	196,875 ("Ex")	$0 ("Ex")
Brad J. French	0	0	87,675 ("Ex")	$0 ("Ex")
Ray F. Boegner	0	0	100,275 ("Ex")	$0 ("Ex")

(1)
Adjusted for all stock splits and dividends effected by the Company.

(2)
The value in column (e) was determined by using the last reported per share trade price ($0.55) on December 31, 2001, less the option exercise price, multiplied by the number of shares.

Employment Contracts

        Mr. Wilmers was elected President and Chief Executive Officer of the Company effective March 1, 1997. The Compensation Committee and the Board of Directors approved a five year contract for Mr. Wilmers commencing January 1, 1997. The contract was renewed through December 31, 2002. Mr. Wilmers' base compensation is $215,000 per year. He is also eligible to participate in the executive Profit Sharing Plan ("Bonus Plan") and other normal employee benefits.

        Mr. French is a party to a five year employment agreement dated May 1, 1998. Mr. French's base compensation is $135,000 per year. He is also eligible to participate in the Bonus Plan and other normal employee benefits.

        Mr. Boegner is a party to a five year employment agreement dated November 20, 1996. The contract was renewed through November 19, 2002. Mr. Boegner's base compensation is $145,000 per year. He is also eligible to participate in the Bonus Plan and other normal employee benefits.

Executive Profit Sharing Plan

        During 2001 Messrs. Wilmers, French and Boegner participated in the Bonus Plan pursuant to which such employees are entitled to earn cash bonuses if the Company achieves specific operating levels that are established by the Board. The calculation of the annual bonus pool is subject to the approval of the Compensation Committee of the Board. The distribution of the pool among members of management is determined by Mr. Wilmers subject to approval by the Compensation Committee. The Chief Executive Officer, currently Mr. Wilmers, is entitled to receive no more than 40% of the pool. Amounts paid to Messrs. Wilmers, French and Boegner pursuant to the Bonus Plan are included in the Summary Compensation Table. There were no payments made pursuant to the Bonus Plan for the year-ended December 31, 2001 due to the losses incurred by the Company for that year.

Change of Control Agreements

        The Change of Control Agreements executed in 1999 with Messrs. Wilmers, French and Boegner were terminated in connection with the purchase of the Company's common stock by BalCo Holdings, LLC. and affiliates.

Retirement and Savings Plan

        The Company has adopted a Retirement and Savings Plan (the "Plan"), which is a combination savings and profit sharing plan designed to qualify under Section 401 of the United States Internal Revenue Code of 1986, as amended (the "Code"), including the provisions of Section 401(k). All full-time employees of Ballantyne who are at least twenty-one years old and who have completed one year of service are eligible to participate in the Plan.

        Each Participant may contribute an amount up to six percent (6%) of such Participant's salary to the matching portion of the Plan, and such Participant may make supplemental contributions up to an additional nine percent (9%) of such Participant's salary. These supplemental contributions are not eligible for matching contributions from the Company. Ballantyne's matching contribution is $.50 for each dollar contributed by the Participant to the matching portion of the Plan. In addition, the Company may elect, at the discretion of the Board, to contribute an additional amount. All contributions to the Plan are nonforfeitable. For 2001, no Participant could contribute more than $10,500 to the Plan.

        Benefits may be distributed to Participants or their beneficiaries, as the case may be, in the event of a Participant's death, retirement or other termination of service, or, if the Participant so requests, on reaching age 59 1/2. Participants may be eligible to withdraw benefits in case of hardship.

        Contributions to the Plan made by the Company on behalf of Messrs. Wilmers, French and Boegner are included in the Summary Compensation Table.

REPORT ON EXECUTIVE COMPENSATION

Responsibility; Composition of Committees

        The Company has a Compensation Committee which is responsible for reviewing and recommending to the Board of Directors of the Company annually the compensation to be paid to the President and Chief Executive Officer of the Company. The Compensation Committee is comprised of three members of the Board of Directors, Messrs. Echtenkamp, Seidler and Welsh. The Compensation Committee met one time in 2001.

        Mr. Wilmers, in his capacity as President and Chief Executive Officer of the Company, determines the compensation to be paid to Mr. French and Mr. Boegner, subject to review by the Compensation Committee.

        The Company also has an independent committee, the 1995 Stock Option Committee, which is responsible for the granting of options under the 1995 Stock Option Plan of the Company to executive officers, directors and key employees of the Company. The Stock Option Committee is comprised of Messrs. Geller, Seidler and Welsh.

Compensation Philosophy

        Decisions with respect to executive compensation are made by the Compensation Committee on an individual basis based upon a number of factors, including the provisions of any existing employment contract with an executive officer, evaluation of the executive officer's performance, the level of responsibility associated with the executive officer's office, recruitment requirements and the performance of the Company. Compensation of the executive officers of the Company has historically been structured to motivate, reward and retain the executive officers consistent with the needs of the Company from time to time. The major elements of the executive officers' compensation are base salary, short-term incentive in the form of a bonus payable from the Bonus Plan and a long-term incentive in the form of options to purchase Common Stock, with an emphasis on annual bonuses and options.

Base Salary

        The base salaries of executive officers have historically reflected, and will continue to reflect their individual contribution. Base salaries have historically been reviewed annually.

Cash Bonuses

        The executive officers participate in the Bonus Plan pursuant to which they receive cash bonuses if the Company achieves specific operating levels. The bonus pool is based upon a percentage of operating income, as defined by the Board of Directors. The calculation of the bonus pool will be subject to approval of the Compensation Committee. The distribution among management is at the initial determination of Mr. Wilmers but is also subject to approval by the Compensation Committee. Mr. Wilmers may receive no more than 40% of the bonus pool. Participant bonuses will continue to be based upon individual performance during the prior year. No bonuses were paid for the year 2001.

Stock Options

        The 1995 Stock Option Plan (the "Option Plan") of the Company is designed to give employees, officers and directors of the Company the incentive to maximize wealth for shareholders by participating in the long-term growth of the Company. In 2001, the Stock Option Committee did not grant any options pursuant to the Plan.

        As to future options, the Stock Option Committee will consider the number and terms of the options outstanding when determining to grant options. The Option Plan currently provides that no member of the Stock Option Committee can participate in the Option Plan during his membership on the Stock Option Committee. According to the provisions of the Option Plan, the Stock Option Committee determines, among other things, the number of shares of Common Stock to be optioned, the option price and the term of the option.

        The Company's general policy is to grant options with an exercise price equal to the fair market value of the Common Stock on the date of grant, with options vesting immediately and having a ten year term. In no event will options be granted at less than 85% of fair market value of the Common Stock on the date of grant.

Chief Executive Officer Compensation

        The base annual compensation for Mr. Wilmers is $215,000, plus participation in the Bonus Plan and other normal employee benefits.

        The foregoing report is submitted by the Compensation and Stock Option Committees of the Board of Directors of the Company in accordance with requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder, and is not intended to create any contractually binding employment rights for the benefit of any employee of the Company.

REPORT OF THE AUDIT COMMITTEE

        The Company has a standing Audit Committee (the "Audit Committee") of the Board of Directors. The Audit Committee consists of Messrs. Lee J. Seidler (Chairman), Ronald H. Echtenkamp and William F. Welsh, II, who are independent directors, as defined by NASD Listing Standards. The primary purpose of the Audit Committee is to protect the interests of the Company's shareholders and directors by assisting the Board of Directors in fulfilling its responsibility for the financial policies and reporting process, internal control structure and compliance with legal and regulatory requirements. The Audit Committee recommends to the Board the appointment of the independent auditors and periodically reviews and evaluates their performance and independence from management. The Audit Committee met five times during 2001.

        Management has primary responsibility for the Company's financial statements. The Company's independent auditors, KPMG LLP, audit the annual financial statements prepared by management and express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles. Additionally, KPMG LLP conducts quarterly reviews of the Company's financial statements in accordance with the Statement on Auditing Standards ("SAS") No. 71, "Interim Financial Information," as amended by SAS No. 90 "Audit Committee Communications."

        During the year ended December 31, 2001:

  •
  The Company's independent auditors discussed with the Audit Committee issues required to be discussed by SAS No. 61 "Communications with Audit Committees" as amended by SAS No. 90. SAS No. 61, as amended by SAS No. 90 specifies that the discussion should involve management and include such matters as the consistency, clarity and completeness of accounting policies and disclosures.

  •
  The Audit Committee reviewed the Company's audited financial statements, the Company's unaudited quarterly financial statements and met with both management and KPMG LLP to discuss those financial statements. Management has represented to the Audit Committee that those financial statements were prepared in accordance with generally accepted accounting principles.

  •
  The Audit Committee discussed with KPMG LLP the written disclosure and letter required by independence Standards Board Standard No. 1 "independent discussions with audit committees." That Standard addresses the auditors' independence from the Company.

  •
  Based upon its review and the discussions noted above, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

        The foregoing report is submitted by the Audit Committee in accordance with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

  Lee J. Seidler (Chair)

  Ronald H. Echtenkamp

  William F. Welsh, II

PERFORMANCE GRAPH

        The following performance graph shows the cumulative total return on the Company's Common Stock, the S & P 500 Market Value Index and a peer group for the past five years. The peer group is made up of five corporations (namely Concord Camera Corp., Accom, Inc., Showscan Entertainment, Inc., Videonics, Inc. and Sonic Solutions, Inc.). The peer group is comprised of companies with a market capitalization between approximately $30 million and $50 million, each of which is engaged in the sale of products related to the theater, motion picture or image capturing or image projection businesses. The Company is unable to identify, for comparison purposes, any public industry or line-of-business indices because the small number of companies offering similar or competing products are divisions or subsidiaries of much larger, diversified companies.

        The performance graph assumes the value of the investment in the Common Stock and each index was $100 and that all dividends were reinvested.

Ballantyne of Omaha, Inc.
	Cumulative Total Return
	12/96	12/97	12/98	12/99	12/00	12/01
Ballantyne of Omaha, Inc.	$100.00	$135.85	$99.76	$68.35	$4.52	$6.54
S&P 500	$100.00	$133.36	$171.47	$207.56	$188.66	$166.24
Peer Group	$100.00	$74.66	$76.54	$245.18	$317.98	$192.36

Certain Relationships in Related Transactions

        During May 2001, BalCo Holdings, LLC, an affiliate of McCarthy Group, Inc., an Omaha based merchant banking firm, purchased 3,238,845 shares, or approximately 26% of the outstanding stock of the Company from GMAC Financial Services, which obtained the shares from the Company's former parent company, Canrad of Delaware, Inc., a subsidiary of ARC International Corporation. During October, 2001 certain affiliates of McCarthy Group, Inc. purchased an additional 678,181 shares bringing the collective holdings to 3,917,026 shares or approximately 31.2% of the outstanding shares of the Company. The Board of Directors of the Company amended the Shareholder Rights Plan to permit these two purchases.

SHAREHOLDER PROPOSALS

        In accordance with the rules of the Securities and Exchange Commission, shareholder proposals must be received by December 31, 2002 to be considered for inclusion in the Proxy Statement for the 2003 Annual Meeting of Shareholders which is expected to be held in May, 2003. It is suggested that any shareholder desiring to submit a proposal, do so by Certified Mail, Return Receipt Requested. Shareholders should also note that, in addition to the requirement of timely receipt by the Board of Directors of a proposal as stated above, such proposal will not be included in the proxy solicitation material for the 2003 Annual Meeting of Shareholders unless it otherwise complies with the requirements of Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated and in effect thereunder.

ADDITIONAL INFORMATION

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Messrs. Geller, Seidler, Echtenkamp, Wilmers, French and Beogner each failed to timely file one (1) Form 4.

Independent Public Accountants

        KPMG LLP ("KPMG"), certified public accountants, are the independent public accountants for the Company.

        Representatives of KPMG are expected to be present at the shareholders' meeting and will be given the opportunity to make any statement they might desire and will also be available to respond to appropriate questions from shareholders. KPMG will make a proposal to act as independent public accountants for 2002, which will be considered by the Audit Committee.

        The aggregate fees billed by KPMG for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, were approximately $110,000.

        There were no fees billed by KPMG for the Company's most recent fiscal year for professional services rendered in connection with financial information systems design and implementation.

        The aggregate fees for all other services rendered by KPMG for the Company's most recent fiscal year were $27,100, including audit related services of $6,100. Audit related services include fees for employee benefit plan audits and consultation on accounting matters. Non-audit related services represent primarily tax services for the year ended December 31, 2001.

Other Matters

        The Board of Directors does not know of any other matters to be presented at the annual meeting. In the event that other business is properly brought before the meeting, it is the intention of the proxy holders named in the proxy to vote the proxies in accordance with the recommendation of the Board of Directors.

BALLANTYNE OF OMAHA, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS
MAY 22, 2002

        The undersigned hereby constitutes and appoints John P. Wilmers and Brad J. French, with full power to act alone or together, or any substitute appointed by either of them, as the undersigned's agent, attorney and proxy to vote the number of shares the undersigned would be entitled to vote if personally present at the Annual Meeting of the Shareholders of Ballantyne of Omaha, Inc. to be held at Doubletree Guest Suites, Executive Room, 7270 Cedar Street, Omaha, NE 68124, on the 22nd day of May, 2002 at 4:00 p.m. or any adjournments thereof, as indicated hereon.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE AMENDMENT TO THE 1995 STOCK OPTION PLAN AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS.

/*\    FOLD AND DETACH HERE    /*\

You can now access your Ballantyne of Omaha account online.

Access your Ballantyne of Omaha shareholder account online via Investor ServiceDirectSM (ISD).

Mellon Investor Services LLC, agent for Ballantyne of Omaha, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

  •
  View account status

  •
  View certificate history

  •
  View book-entry information

  •
  View payment history for dividends

  •
  Make address changes

  •
  Obtain a duplicate 1099 tax form

  •
  Establish/change your PIN

  Visit us on the web at http://www.melloninvestor.com
  and follow the instructions shown on this page.

Step 1: FIRST TIME USERS—Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirectSM is currently only available for domestic individual and joint accounts.

  •
  SSN

  •
  PIN

  •
  Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

  •
  SSN

  •
  PIN

  •
  Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

  •
  Certificate History

  •
  Book-Entry Information

  •
  Issue Certificate

  •
  Payment History

  •
  Address Change

  •
  Duplicate 1099

  For Technical Assistance Call 1-877-978-7778 between
  9am-7pm Monday-Friday Eastern Time

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR AMENDMENT TO THE 1995 STOCK OPTION PLAN AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS.	Please mark your votes as indicated in this example	☒

1.	Amendment to 1995 Stock Option Plan
	FOR	AGAINST	ABSTAIN
	☐	☐	☐
2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Dated:	, 2002

Signature of Shareholder

Signature of Shareholder
Please sign exactly as your name appears at the left. When signing as attorney, executor, administrator, trustee, guardian or conservator, give full title. All joint trustees must sign.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

/*\    FOLD AND DETACH HERE    /*\

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/btne		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

QuickLinks

PROXY STATEMENT GENERAL INFORMATION
VOTING SHARES AND PRINCIPAL HOLDERS
APPOINTMENT AND REVOCATION OF PROXIES
DIRECTOR INFORMATION
PROPOSAL 1 AMENDMENT TO 1995 STOCK OPTION PLAN
LIST OF CURRENT EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION
REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE GRAPH
Certain Relationships in Related Transactions
SHAREHOLDER PROPOSALS
ADDITIONAL INFORMATION